                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       Southeast Commerce Holding Company
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
[X]  No fee required.
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



                       SOUTHEAST COMMERCE HOLDING COMPANY
                              2410 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



Dear Fellow Shareholder:

         We cordially invite you to attend the 1999 Annual Meeting of Shareholders of Southeast Commerce Holding Company, the holding company for Commerce Bank. At the meeting, we will report on our performance in 1998 and answer your questions. We are excited about our accomplishments since we opened Commerce Bank in August 1998 and look forward to discussing both our accomplishments and our plans with you. We hope that you can attend the meeting and look forward to seeing you there.

         This letter serves as your official notice that we will hold the meeting on May 3, 1999 at 4 p.m. at our offices at 2410 Paces Ferry Road Atlanta, Georgia, for the following purposes:

         1.       To elect three members to the Board of Directors;

         2. To consider a proposal to approve the company's 1998 Stock Incentive Plan; and

         3. To transact any other business that may properly come before the meeting or any adjournment of the meeting.

         Shareholders owning our common stock at the close of business on March 29, 1999 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available at the company's offices prior to the meeting.

         Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.


                                          By Order of the Board of Directors,



                                          Richard A. Parlontieri
                                          Chairman and Chief Executive Officer
Atlanta, Georgia
April 9, 1999

                       SOUTHEAST COMMERCE HOLDING COMPANY
                              2410 PACES FERRY ROAD
                             ATLANTA, GEORGIA 30339

                      PROXY STATEMENT FOR ANNUAL MEETING OF
                     SHAREHOLDERS TO BE HELD ON MAY 3, 1999


         Our Board of Directors is soliciting proxies for the 1999 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

                               VOTING INFORMATION

         The Board set March 29, 1999 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 1,469,250 shares of common stock outstanding on the record date. A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum.

         When you sign the proxy card, you appoint Richard A. Parlontieri and Louis J. Douglass, III as your representatives at the meeting. Mr. Parlontieri and Mr. Douglass will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Parlontieri and Mr. Douglass will vote your proxy for the election to the Board of Directors of all nominees listed below under "Election Of Directors" and for approval of the 1998 Stock Incentive Plan. We are not aware of any other matters to be considered at the meeting. However, if any other matters come before the meeting, Mr. Parlontieri and Mr. Douglass will vote your proxy on such matters in accordance with their judgment.

         You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

         We are paying for the costs of preparing and mailing the proxy materials and of reimbursing brokers and others for their expenses of forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about April 9, 1999.


                      PROPOSAL NO. 1: ELECTION OF DIRECTORS

         The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the Board members expire at each annual meeting. The current terms of the Class I directors will expire at the meeting. The terms of the Class II directors expire at the 2000 Annual Shareholders Meeting. The terms of the Class III directors will expire at the 2001 Annual Shareholders Meeting. Our directors and their classes are:

         Class I                    Class II                   Class III

    Terry L. Ferrero             Gary M. Bremer            Frank E. Perisino
     G. Webb Howell             Richard C. Carter       Richard A. Parlontieri
                             Louis J. Douglass, III        Stephen R. Gross

         Shareholders will elect two nominees as Class I directors at the meeting to serve a three-year term, expiring at the 2002 Annual Meeting of Shareholders. Shareholders will also elect one nominee as a Class III director at the meeting, to serve a two-year term expiring at the 2001 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the three nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes.

         Stephen R. Gross is up for reelection as a Class III director at the meeting because he was appointed by the Board of Directors in September 1998 to serve until the 1999 Annual Shareholders Meeting. Although Mr. Gross was an organizer of Commerce Bank, due to a conflict he was not able to join the Board of Directors until September 1998. In April 1999, Mr. Donnie Russell resigned his position as a Class I director due to time constraints with his other business interests. The Board of Directors does not anticipate replacing Mr. Russell prior to the meeting, and therefore it has reduced the size of the Board to eight members to reflect Mr. Russell's resignation. However, when the Board subsequently locates a qualified candidate to replace Mr. Russell, it intends to increase the Board back to nine members and appoint the candidate to serve a term until the 2000 Annual Meeting of Shareholders.

         The Board of Directors recommends that you elect Terry L. Ferrero and
G. Webb Howell as Class I directors and Stephen R. Gross as a Class III director.

         If you submit a proxy but do not specify how you would like it to be voted, Mr. Parlontieri and Mr. Douglass will vote your proxy to elect Mr. Ferrero, Mr. Gross, and Mr. Howell. If any of these nominees is unable or fails to accept nomination or election (which we do not anticipate), Mr. Parlontieri and Mr. Douglass will vote instead for a replacement to be recommended by the Board of Directors, unless you specifically instruct otherwise in the proxy.

         Set forth below is certain information about the nominees:

         Terry L. Ferrero, age 47, is President and Chief Executive Officer of American Wholesale Building Supply Company, a wholesale distributor of building supplies in Georgia, Alabama, Florida, South Carolina, and Tennessee. Prior to founding American Wholesale, Mr. Ferrero was a sales executive with Building Products Division of United States Steel Corporation for over 15 years. Mr. Ferrero serves on numerous advisory boards for the building supply industry. He is active with several charities, including Habitat for Humanity, United Cerebral Palsy, and Scottish Rite Hospital. Mr. Ferrero has been a director of the company since its formation. He was also an organizer and is a director of Commerce Bank.

         Stephen R. Gross, age 51, is a founding member of HLB Gross Collins, P.C., a full-service CPA firm in Atlanta, Georgia. He was Regional Managing Partner, National Director of Business Consulting, and a member of the Executive Committee of the predecessor national accounting firm. Mr. Gross, a native of Atlanta, graduated from Duke University with a focus in corporate finance and attended Georgia State University graduate school, majoring in accounting and tax. He has taught business planning, real estate services, and computer consulting to CPAs throughout Georgia and has been a national speaker and trainer on these subjects. Mr. Gross also serves as a director of M2 Direct, Inc., a direct marketing company; the Concert Investment Series Funds, a $7 billion family of mutual funds managed by Salomon Smith Barney, Inc.; Ikon Ventures, Inc., a public specialty chemical company based in London; and SuperCorp, Inc., a financial services company. Mr. Gross has been a director of the company since September 1998. He was also an organizer and is a director of Commerce Bank.

         G. Webb Howell, age 45, is an agent field consultant for State Farm Insurance in Marietta, Georgia. Mr. Howell has been in the State Farm organization since 1974. He is a Chartered Life Underwriter and a Chartered Financial Consultant and a member of the Atlanta chapter of both of these organizations, as well as a member of the National Association of Life Underwriters. Mr. Howell attended Clayton College and National Louis University. He was an organizer of Fayette County Bank and served as a director of that bank until December 1998. Mr. Howell has been a director of the company since its formation. He was also an organizer and is a director of Commerce Bank.

         Set forth below is also information about each of the company's other directors and each of its executive officers. Each of the following directors has been a director of the company since the company's formation in 1997. Each director is also an organizer and a director of Commerce Bank.

         Gary M. Bremer, age 59, is founder and chairman of Simione Central Holdings, Inc., a publicly traded information systems and management services company in the home health industry. He is founder and former Chairman and Chief Executive Officer of Central Health Services. He is currently a director and Treasurer of NAHC (National Association of Home Care), co-founder and director for the Foundation for Medically Fragile Children, member of the board for the Caring Institute, member of the board for the Foundation for Hospice and Home Care, and co-founder for the HUG Center (a non-profit organization which provides day care services to chronically ill children). Until December 1998, Mr. Bremer was a director of Fayette County Bank. Mr. Bremer has also served on former Speaker Newt Gingrich's Medicare Advisory Council.

         Richard C. Carter, age 49, is Vice President of Marketing with Life of the South Insurance Company. He is a graduate of Troy State University, Troy, Alabama, where he majored in Business Management. He has over twenty years experience in marketing and management of health and financial services insurance products. Mr. Carter is a charter member of the Association of Health Insurance Agents and is a member of the National Association of Life Underwriters, Atlanta South Association. He holds the designation of Certified Health Consultant.

         Louis J. Douglass, III, age 54, has been the President and Chief Executive Officer of Commerce Bank since it opened in August 1998. From 1993 until he joined Commerce Bank, he served as a director and an executive vice president of Regions Bank, Forsyth County, Georgia (formerly Peoples Bank of Forsyth, an affiliate of First National Bank of Gainesville), where he was responsible for branch managers, commercial lenders, construction lending department, loan operations, and day-to-day activities of managing the bank. Prior to his community bank experience, Mr. Douglass was with Citizens and Southern National Bank for over 20 years. While at C&S he was responsible for both the commercial and retail sides of the bank in several districts which ranged in size from 16 to 24 branches throughout greater Atlanta. From 1994 to 1996, Mr. Douglass served as Treasurer of the Forsyth Rotary Club. He was also on the Construction Committee (1995-1996), Nominating Committee (1996-1997), and Yacht Club Committee (1997) for the Atlanta Athletic Club. From 1993 to 1996, he served as the director for Sawnee Community Center. Mr. Douglass has also served as a director for the Northeast Chapter of Robert Morris Associates and the Forsyth Chamber of Commerce Economic Development Committee. From 1995 to 1996, Mr. Douglass was involved in the Sheshunoff Affiliation Program. He has also actively participated in the Marist Booster Club and the Georgia Bankers Association.

         Richard A. Parlontieri, age 52, has served as Chairman and Chief Executive Officer of the company since its formation in 1997. From July 1994 until January 1998, Mr. Parlontieri was President and Chief Executive Officer of Habersham Resource Management, a consulting firm with over 16 years experience in the financial services industry. He was an organizer of Fayette County Bank and served as a director of Fayette County Bank until December 1998. Mr. Parlontieri's community involvement includes currently serving as Chairman, U.S. Selective Service Board, past City Councilman, Peachtree City, Georgia; Chairman, Association of Fayette County Governments; Chairman, Peachtree City Planning Commission; President, Fayette County American Heart Association; and Organizer/Director, Fayette Family YMCA.

         Frank E. Perisino, age 54, owns and operates FMK Enterprises, Inc., which operates X-Press Car Rental and Leasing in Atlanta, Georgia, and the National Car Rental Franchise for Albany, Georgia. Mr. Perisino also owns X-Press Car Rental, Inc., a Florida corporation. He has held management positions with Hertz and Budget Rent-A-Car, and has worked as a consultant to car rental companies throughout the East Coast. He received an Associates Degree in Business from Robert Morris College in Pennsylvania and a Bachelor of Science Degree from West Liberty State College in West Virginia.

            PROPOSAL NO. 2: APPROVAL OF THE 1998 STOCK INCENTIVE PLAN

GENERAL

         The Board of Directors has adopted the company's 1998 Stock Incentive Plan effective September 1, 1998. We believe that the issuance of stock options can promote the growth and profitability of the company by providing additional incentives for participants to focus on the company's long-range objectives. We also believe that stock options help us to attract and retain highly qualified personnel and to link their interests directly to shareholder interests. Therefore, we ask you to approve this plan at the meeting.

         The plan authorizes the grant to our employees and directors of stock options for up to 220,000 shares of common stock from time to time during the term of the plan, subject to adjustment upon changes in capitalization. The number of shares available for issuance under the plan will automatically increase each year beginning January 1, 1999 by an amount equal to 3% of the shares outstanding at that time, except that no annual increase will exceed 75,000 shares. In addition, without the approval of the Office of Thrift Supervision, the total number of shares available under the plan will not exceed 15% of the number of outstanding shares. You may recall that we initially intended to reserve 175,000 shares under the plan. As described in the prospectus for our initial stock offering, however, we also intended to issue stock warrants for 115,000 shares to the organizers of Commerce Bank (who are also our initial directors) as compensation for the financial risks they took and the personal efforts they expended in organizing Commerce Bank. Because we were opening a new bank, we had to obtain regulatory approval to issue these warrants. Shortly before our offering, the FDIC had proposed a new policy statement that would authorize the issuance of organizer warrants. Our warrants complied with this proposed policy statement. However, at the time of our offering the FDIC had not yet finalized its new policy statement. The FDIC informed us that it would postpone approval of our application for deposit insurance until it finalized its policy statement on warrants. Therefore, to avoid any delay in obtaining approval to open Commerce Bank, we withdrew our proposal to grant these warrants to our organizers. Instead, we decided to grant stock options to our organizers once we adopted our Stock Incentive Plan. By following this approach, we were able to open Commerce Bank in August 1998, even though the new FDIC policy statement did not become effective until October 1998. The total number of shares we have authorized under our Stock Incentive Plan (220,000) is less than the number of shares we had planned to authorize for issuance through the Stock Incentive Plan and organizer warrants combined (290,000 shares).

         Under the plan, the company may grant either incentive stock options (which qualify for certain favorable tax consequences, as described below) or nonqualified stock options. The plan will be administered by a committee consisting of at least two members of the Board of Directors. The committee will determine the employees and directors who will receive options and the number of shares that will be covered by their options. The committee will also determine the periods of time (not exceeding ten years from the date of grant in the case of an incentive stock option) during which options will be exercisable and will determine whether termination of an optionee's employment under various circumstances would terminate options granted under the plan to that person. If granted an option under the plan, the optionee will receive an option agreement specifying the terms of the option, such as the number of shares of common stock the optionee can purchase, the price per share, when the optionee can exercise the option, and when the option expires. The plan provides that options will become exercisable immediately upon a change in control of the company.

         The option price per share is an amount to be determined by the Board of Directors, but will not be less than 100% of the fair market value per share on the date of grant. Generally, the option price will be payable in full upon exercise. Payment of the option price of any stock option may be made in cash, by delivery of shares of common stock (valued at their fair market value at the time of exercise), or by a combination of cash and stock. The company will receive no consideration upon granting of an option.

         Options generally may not be transferred except by will or by the laws of descent and distribution, and during an optionee's lifetime may be exercised only by the optionee (or by his or her guardian or legal representative, should one be appointed). The grant of an option does not give the optionee any rights of a shareholder until the optionee exercises the option.

         The Board of Directors will have the right at any time to terminate or amend the plan but no such action may terminate options already granted or otherwise affect the rights of any optionee under any outstanding option without the optionee's consent.

FEDERAL INCOME TAX CONSEQUENCES

         There are no federal income tax consequences to the optionee or to the company on the granting of options. The federal tax consequences upon exercise will vary depending on whether the option is an incentive stock option or a nonqualified stock option.

         INCENTIVE STOCK OPTIONS. When an optionee exercises an incentive stock option, the optionee will not at that time realize any income, and the company will not be entitled to a deduction. However, the difference between the fair market value of the shares on the exercise date and the exercise price will be a preference item for purposes of the alternative minimum tax. The optionee will recognize capital gain or loss at the time of disposition of the shares acquired through the exercise of an incentive stock option if the shares have been held for at least two years after the option was granted and one year after it was exercised. The company will not be entitled to a tax deduction if the optionee satisfies these holding period requirements. The net federal income tax effect to the holder of the incentive stock options is to defer, until the acquired shares are sold, taxation on any increase in the shares' value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gain rates rather than at ordinary income rates.

         If the holding period requirements are not met, then upon sale of the shares the optionee generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price stated in the option agreement. Any increase in the value of the shares subsequent to exercise is long or short-term capital gain to the optionee depending on the optionee's holding period for the shares. However, if the sale is for a price less than the value of the shares on the date of exercise, the optionee might nize ordinary income only to the extent the sales price exceeded the option price. In either case, the company is entitled to a deduction to the extent of ordinary income recognized by the optionee.

         NONQUALIFIED STOCK OPTIONS. Generally, when an optionee exercises a nonqualified stock option, the optionee recognizes income in the amount of the aggregate market price of the shares received upon exercise less the aggregate amount paid for those shares, and the company may deduct as an expense the amount of income so recognized by the optionee. The holding period of the acquired shares begins upon the exercise of the option, and the optionee's basis in the shares is equal to the market price of the acquired shares on the date of exercise.

INITIAL OPTION GRANTS

         Effective January 25, 1999, the company granted stock options covering a total of 108,000 shares to its directors (12,000 shares to each), options for an additional 16,000 shares to executive officers (including 10,000 shares to Mr. Douglass pursuant to his employment agreement), and options for 10,050 shares to other employees. Each of these option grants includes the following features:

         -        An exercise period of ten years
         - A three-year vesting term (based on September 1, 1998, the date the plan was adopted)
         -        Restrictions on transferability
         -        An exercise price of $10.00 per share
         - A provision allowing the OTS to require the optionee to exercise or forfeit the option if Commerce Bank's capital falls below the regulatory minimum requirements

SHAREHOLDER APPROVAL REQUIRED

         The affirmative vote of the holders of a majority of the votes entitled to be cast at the meeting is required for approval of the plan. Abstentions and broker non-votes will not be considered to be either affirmative or negative votes. Because directors will receive options under the plan, the directors of the company have a personal interest in seeing the plan approved.

         The Board of Directors recommends a vote for approval of the 1998 Stock Incentive Plan.


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows the cash compensation paid by the company or Commerce Bank to its Chief Executive Officer and President for the years ended December 31, 1997 and 1998. No executive officers of the company or Commerce Bank earned total annual compensation, including salary and bonus, in excess of $100,000 in 1998.

                           SUMMARY COMPENSATION TABLE

                                                                             Annual Compensation
                                                                   -----------------------------------------

                                                                                                    Other Annual
Name and Principal Position                           Year           Salary          Bonus          Compensation
---------------------------                           ----           ------          -----          ------------
Richard A. Parlontieri                                1998       $ 125,000                            $ 11,000
    Chairman and Chief Executive Officer of the       1997       $  41,664                            $    600
      Company

Louis J. Douglass, III                                1998       $ 110,000       $ 15,000             $ 11,000
    President and Chief Executive Officer of          1997       $   9,167                            $    600
      Commerce Bank


EMPLOYMENT AGREEMENTS

         The company has a three-year employment agreement with Mr. Douglass under which Mr. Douglass receives a salary of $110,000, plus his yearly medical insurance premium. The Board has granted Mr. Douglass an option to purchase 10,000 shares of Common Stock at $10.00 per share. The option vests over a three-year period and has a term of ten years. Following termination of his employment with Commerce Bank and for a period of twelve months thereafter, Mr. Douglass has agreed that he will not (i) be employed in the banking business as a director, officer at the vice-president level or higher, or organizer or promoter of, or provide executive management services to, any financial institution within a ten-mile radius of Commerce Bank's offices, (ii) solicit major customers of Commerce Bank for the purpose of providing financial services, or (iii) solicit employees of Commerce Bank for employment.

DIRECTOR COMPENSATION

         Neither the company nor the bank paid directors' fees during the last fiscal year.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

GENERAL

         The following table shows how much common stock in the company is owned by the directors, certain executive officers, and owners of more than 5% of the outstanding common stock, as of March 31, 1999.


                                                NUMBER OF SHARES    PERCENTAGE OF BENEFICIAL
       NAME                                         OWNED (1)               OWNERSHIP
       ----                                     ---------------     ------------------------
       Gary M. Bremer                                20,000                  1.36 %
       Richard C. Carter                             12,778                   .87 %
       Louis J. Douglass, III                        12,778                   .87 %
       Terry L. Ferrero                              12,778                   .87 %
       Stephen R. Gross                              12,778                   .87 %
       G. Webb Howell                                12,778                   .87 %
       Richard A. Parlontieri                        12,778                   .87 %
       Frank E. Perisino                             12,778                   .87 %
       Executive officers and directors as a        109,446                  7.45 %
       group ( 9 persons)

-----------------------------

(1)      Includes shares for which the named person:

         -        has sole voting and investment power,
         -        has shared voting and investment power with a spouse, or
         - holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.

         Does not include shares that may be acquired by exercising stock options because no options are exercisable within the next 60 days.


                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the year ended December 31, 1998, the Board of Directors of the company held five meetings and the Board of Directors of Commerce Bank held five meetings. All of the directors of the company and Commerce Bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served.

         The company's Board of Directors has appointed a number of committees, including an audit committee and a compensation committee. The audit committee is composed of Messrs. Gross, Howell, Parlontieri, and Perisino. The audit committee did not meet in 1998 but became effective in 1999. The audit committee has the responsibility of reviewing the company's financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities, and determining that all audits and examinations required by law are performed. The committee recommends to the Board the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor's audit plans, and reviews with the independent auditors the results of the audit and management's responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee reports its findings to the Board of Directors.

         The company's compensation committee is responsible for establishing the compensation plans for the company. Its duties include the development with management of all benefit plans for employees of the company, the formulation of bonus plans, incentive compensation packages, and medical and other benefit plans. This committee met two times during the year ended December 31, 1998. The compensation committee is composed of Messrs. Bremer, Carter, Parlontieri, and Perisino.

         The company does not have a nominating committee or a committee serving a similar function.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

INTERESTS OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

         The company and Commerce Bank have banking and other transactions in the ordinary course of business with directors and officers of the company and Commerce Bank and their affiliates. It is the company's policy that these transactions be on substantially the same terms (including price, or interest rates and collateral) as those prevailing at the time for comparable transactions with unrelated parties. The company does not expect these transactions to involve more than the normal risk of collectibility nor present other unfavorable features to the company or Commerce Bank. Loans to individual directors and officers must also comply with Commerce Bank's lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application. The company intends for all of its transactions with its affiliates to be on terms no less favorable to the company than could be obtained from an unaffiliated third party and to be approved by a majority of disinterested directors.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         As required by Section 16(a) of the Securities Exchange Act of 1934, the company's directors, its executive officers, and certain individuals are required to report periodically their ownership of the company's common stock and any changes in ownership to the SEC. Based on a review of Forms 3, 4, and 5 and any representations made to the company, it appears that all such reports for these persons were filed in a timely fashion during 1998.

                              INDEPENDENT AUDITORS

         The company has selected the firm of BDO Seidman, LLP to serve as the independent auditors to the company for the year ending December 31, 1999. The company was previously served by Bricker & Melton, P.A., which merged with BDO Seidman, LLP in 1998. The company does not expect a representative from this firm to attend the annual meeting.


        SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING OF SHAREHOLDERS

         If shareholders wish a proposal to be included in the company's proxy statement and form of proxy relating to the 2000 annual meeting, they must deliver a written copy of their proposal to the principal executive offices of the company no later than December 10, 1999. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with the company's bylaws relating to shareholder proposals in order to be included in the company's proxy materials.


April 9, 1999

             PROXY SOLICITED FOR ANNUAL MEETING OF SHAREHOLDERS OF
                       SOUTHEAST COMMERCE HOLDING COMPANY
                           TO BE HELD ON MAY 3, 1999

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

   The undersigned hereby constitutes and appoints Richard A. Parlontieri and Louis J. Douglass, III, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Southeast Commerce Holding Company that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held at 2410 Paces Ferry Road, Atlanta, Georgia 30339, at 4 p.m. local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED: (I) "FOR" PROPOSAL NO. 1 TO ELECT THE TWO IDENTIFIED CLASS I DIRECTORS TO SERVE ON THE BOARD OF DIRECTORS FOR THREE-YEAR TERMS AND ONE IDENTIFIED CLASS III DIRECTOR TO SERVE ON THE BOARD OF DIRECTORS FOR A TWO-YEAR TERM; AND (II) "FOR" PROPOSAL NO. 2 TO APPROVE THE 1998 STOCK INCENTIVE PLAN.

1. PROPOSAL to elect the two identified Class I directors to serve for three year terms and one identified Class III director to serve for a two year term.

  Class I: Terry L. Ferrero and G. Webb Howell
  Class III: Stephen R. Gross

   [ ]  FOR all nominees listed (except   [ ]  WITHHOLD AUTHORITY to vote for
        as marked to the contrary)             all nominees

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S), WRITE
              THAT NOMINEES NAME(S) IN THE SPACE PROVIDED BELOW).

--------------------------------------------------------------------------------

2. PROPOSAL to approve the 1998 Stock Incentive Plan.

       [ ] FOR                  [ ] AGAINST                  [ ] ABSTAIN

                                                  Dated: ---------------- , 1999

                                                  ------------------------------
                                                  Signature of Shareholder(s)

                                                  ------------------------------
                                                  Please print name clearly

                                                  ------------------------------
                                                  Signature of Shareholder(s)

                                                  ------------------------------
                                                  Please print name clearly

                                                  Please sign exactly as name or
                                                  names appear on your stock
                                                  certificate. Where more than
                                                  one owner is shown on your
                                                  stock certificate, each owner
                                                  should sign. Persons signing
                                                  in a fiduciary or
                                                  representative capacity shall
                                                  give full title. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  authorized officer. If a
                                                  partnership, please sign in
                                                  partnership name by authorized
                                                  person.